[LOGO] Dynasil


Contacts:
Patty Kehe
Dynasil Corporation of America
Phone: 617.668.6855
Email: pkehe@dynasil.com

Dynasil Announces Retirement of CFO Thomas Leonard;
Corporate Controller Robert Bowdring Named as Successor

NEWTON, Mass. - November 13, 2015 - Dynasil Corporation of
America ("Dynasil" or the "Company") (NASDAQ: DYSL), a developer and manufacturer of optics and photonics products, optical detection and analysis technology and components for the homeland security, medical and industrial markets, today announced the planned succession of the Company's senior financial leadership.
Thomas C. Leonard, chief financial officer ("CFO"), has decided to retire, effective January 31, 2016. Robert J.
Bowdring, the Company's current corporate controller, will assume the CFO position on February 1, 2016. Both Mr.
Leonard and Mr. Bowdring joined Dynasil in 2013.

"We are very grateful for the strong financial leadership that Tom provided Dynasil for the last three years," said
Peter Sulick, President and CEO. "During his time with the Company, Tom led Dynasil through some important financial milestones and was instrumental in restoring our favorable credit and banking relationships."

Prior to joining Dynasil, Mr. Bowdring served as the CFO for INVO Bioscience, a publicly traded development-stage infertility medical device company based in Medford, MA, from 2008 until 2013. He continues as a member of the Board of Directors of INVO Bioscience. He also served CFO of Cyphermint, Inc. from 2003 to 2008, and as Vice
President and Corporate Controller for Lifeline Systems from 1989 to 2003. Prior to 1989, Mr. Bowdring held positions of increasing responsibility at Remanco, Inc., Warburton's Inc., Cyborg Corporation, and Technogenics,
Inc. Mr. Bowdring has a B.A. in Accounting from the University of Massachusetts.

"We expect a seamless transition of Rob to CFO. Rob's three years of experience on the Dynasil corporate financial team and his knowledge of the financial workings of Dynasil will serve the Company well", continued Mr.
Sulick.

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About Dynasil
Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures optical detection and analysis technology and components for the homeland security, medical and industrial markets. Combining world-class expertise in research and materials science with extensive experience in manufacturing and product development, Dynasil is commercializing products including dual-mode radiation detection solutions for Homeland Security and commercial applications and sensors for non-destructive testing.
Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in Mass., Minn., NY, NJ and the United Kingdom. More information about the Company is available at www.dynasil.com.

Forward-Looking Statements

This press release contains statements which are not historical facts and which constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of words such as "may," "could," "expect," "estimate," "anticipate,"
"continue" or similar terms, though not all forward-looking statements contain such words. These forward-looking statements are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. Examples of forward-looking statements include, but are not limited to those related to Robert
Bowdring's appointment as CFO. The actual results of the future events described in such forward looking statements could differ materially from those stated in such forward looking statements due to a number of important factors.
These factors that could cause actual results to differ from those anticipated or predicted include, but are not limited to, continuation of existing market conditions, the demand for our products, the borrowing availability under our line of credit or the absence thereof, our ability to obtain and maintain intellectual property protection for our products, competition, the loss of key management and technical personnel, and the uncertainties set forth in the Company's 2014 Annual Report on Form 10 K, filed December
16, 2014, including the risk factors contained in Item 1a, the Company's Quarterly Reports on Form 10-Q filed on
February 17, 2015, May 13, 2015 and August 12, 2015 and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.